Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Second Quarter Net Income of $137.6 Million

Second Quarter 2022 Financial Highlights

•	GAAP net income of $137.6 million, or $2.83 per diluted share.
•	Operating pre-tax, pre-provision income (Operating PTPP, a non-GAAP financial measure) of $187.1 million, an increase of 56.7% compared to the first quarter of 2022.
•	Average loan balances increased $1.5 billion, or 8.9% compared to the second quarter of 2021.
•	Excluding Paycheck Protection Program (PPP) balances, average loans increased 23.3% on a linked-quarter, annualized basis.
•	Average deposits grew 13.7% compared to the second quarter of 2021.
•	Net interest margin expanded 25 basis points from the linked quarter.
•	Noninterest income increased 34.0% as compared to the second quarter of 2021, equal to 44.0% of total revenue.

KANSAS CITY, Mo. (July 26, 2022) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the second quarter of 2022 of $137.6 million, or $2.83 per diluted share, compared to $106.0 million, or $2.17 per diluted share, in the first quarter of 2022 (linked quarter) and $87.4 million, or $1.79 per diluted share, in the second quarter of 2021. The results for the second quarter of 2022 include a pre-tax gain of $66.2 million on the sale of the company’s entire investment in Visa Inc. Class B common shares, and a pre-tax $5.0 million contribution to the company’s charitable foundation.

Net operating income, a non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure, was $137.6 million, or $2.83 per diluted share, for the second quarter of 2022, compared to $106.1 million, or $2.17 per diluted share, for the linked quarter and $87.6 million, or $1.80 per diluted share, for the second quarter of 2021. Operating PTPP, a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $187.1 million, or $3.84 per diluted share, for the second quarter of 2022, compared to $119.4 million, or $2.44 per diluted share, for the linked quarter, and $131.6 million, or $2.71 per diluted share, for the second quarter of 2021. These operating PTPP results represent increases of 56.7% on a linked-quarter basis and 42.1%, compared to the second quarter of 2021, and include the benefit from the aforementioned gain on the sale of the company’s Visa Inc. Class B common shares net of the contribution to the company’s charitable foundation.

“Our strong financial results for the second quarter of 2022 were driven by a 23.3% linked-quarter annualized increase in average loans excluding PPP, strong net interest margin expansion, and continued momentum in our fee income businesses,” said Mariner Kemper, chairman, president and chief executive officer. “Our strong loan growth, coupled with the benefits from higher short and long-term interest rates drove a 6.9% linked-quarter increase in net interest income. Our net charge-offs were elevated this quarter driven entirely by a $27.7 million write-down related to one commercial relationship. Nonperforming loans declined 83.6% from the prior quarter as the portfolio continues to perform well. During the quarter, we made a $5.0 million contribution to the UMB Financial Corporation Charitable Foundation to continue our support of diverse and impactful philanthropic organizations within the communities we serve.”

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q2	Q1	Q2
	2022	2022	2021
Net income (GAAP)	$137,556	$105,963	$87,412
Earnings per share (diluted)	2.83	2.17	1.79

Operating pre-tax, pre-provision income (Non-GAAP)	187,051	119,400	131,607
Operating pre-tax, pre-provision earnings per share (diluted)	3.84	2.44	2.71

Operating pre-tax, pre-provision income - FTE (Non-GAAP)	193,329	125,799	138,236
Operating pre-tax, pre-provision earnings per share - FTE (diluted)	3.97	2.57	2.84

Net operating income (Non-GAAP)	137,596	106,073	87,634
Operating earnings per share (diluted)	2.83	2.17	1.80

GAAP
Return on average assets	1.47%	1.10%	1.02%
Return on average equity	20.83	14.65	11.43
Efficiency ratio	53.08	63.98	60.41

Non-GAAP
Operating return on average assets	1.47%	1.10%	1.03%
Operating return on average equity	20.84	14.67	11.46
Operating efficiency ratio	53.06	63.93	60.33

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	June	June
	YTD	YTD
	2022	2021
Net income (GAAP)	$243,519	$180,055
Earnings per share (diluted)	4.99	3.70

Operating pre-tax, pre-provision income (Non-GAAP)	306,451	233,849
Operating pre-tax, pre-provision earnings per share (diluted)	6.29	4.81

Operating pre-tax, pre-provision income - FTE (Non-GAAP)	319,128	247,156
Operating pre-tax, pre-provision earnings per share - FTE (diluted)	6.55	5.09

Net operating income (Non-GAAP)	243,669	180,414
Operating earnings per share (diluted)	4.99	3.71

GAAP
Return on average assets	1.28%	1.08%
Return on average equity	17.60	11.98
Efficiency ratio	58.03	63.29

Non-GAAP
Operating return on average assets	1.28%	1.08%
Operating return on average equity	17.61	12.01
Operating efficiency ratio	58.00	63.21

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Net interest income	$224,791	$210,355	$201,071	$14,436	$23,720
Noninterest income:
Trust and securities processing	58,886	59,528	53,863	(642)	5,023
Trading and investment banking	7,123	5,440	8,670	1,683	(1,547)
Service charges on deposit accounts	20,835	24,642	22,592	(3,807)	(1,757)
Insurance fees and commissions	245	259	245	(14)	—
Brokerage fees	12,391	3,456	2,592	8,935	9,799
Bankcard fees	17,840	16,635	16,063	1,205	1,777
Investment securities gains (losses), net	60,720	(522)	15,455	61,242	45,265
Other	(1,705)	14,240	12,109	(15,945)	(13,814)
Total noninterest income	$176,335	$123,678	$131,589	$52,657	$44,746
Total revenue	$401,126	$334,033	$332,660	$67,093	$68,466
Net interest income (FTE)	$231,069	$216,754	$207,700
Net interest margin (FTE)	2.60%	2.35%	2.56%
Total noninterest income as a % of total revenue	44.0	37.0	39.6

Net interest income

•

Net interest income totaled $224.8 million, an increase of $14.4 million, or 6.9% from the linked quarter, driven by an increase of $956.9 million in average loans and the impact from increased short-term and long-term interest rates.

•

Average earning assets decreased $1.8 billion, or 4.7%, largely driven by a decrease of $2.7 billion in interest-bearing due from banks, partially offset by the increase of $956.9 million in average loans noted above. Average interest-bearing liabilities declined $1.5 billion, or 6.8%, primarily driven by a decrease of $1.2 billion in interest-bearing deposits.

•

Net interest margin for the second quarter was 2.60%, an increase of 25 basis points from the linked quarter, driven by an increase in loan yields of 23 basis points. Earning asset yields increased 39 basis points from the linked quarter, driven by the recent increases in short-term and long-term interest rates, mix changes, and the benefit of free funds. The cost of interest-bearing liabilities increased 26 basis points to 0.47%. Net interest spread increased 13 basis points to 2.39% from the linked quarter but was eight basis points lower than the second quarter of 2021.

•

On a year-over-year basis, net interest income increased $23.7 million, or 11.8%, driven by a $2.3 billion, or 20.7% increase in average securities, coupled with a $1.5 billion, or 8.9%, increase in average loans. These increases were driven by organic loan growth and excess liquidity.

•

Average deposits decreased 3.0% on a linked-quarter basis and increased 13.7% compared to the second quarter of 2021. Average noninterest-bearing demand deposit balances increased 1.3% on a linked-quarter basis and 32.8% compared to the second quarter of 2021.

Noninterest income

•	Second quarter 2022 noninterest income increased $52.7 million on a linked-quarter basis, largely due to:
o

A gain of $66.2 million realized on the sale of the company’s Visa Inc. Class B common shares, partially offset by a decline of $3.7 million in mark-to-market gains on marketable securities, both recorded in investment securities gains, net.

o	An increase of $8.9 million in brokerage income, largely driven by increases in 12b-1 fees and money market income.
o

These increases were partially offset by decreases of $10.5 million in company-owned life insurance income and $4.2 million in derivative income, both recorded in other income, and a decrease of $3.8 million in service charges on deposits. The decrease in company-owned life insurance is offset by a proportionate decrease in deferred compensation expense as noted below.  The decrease in service charges on deposits was primarily due to lower healthcare income related to customer transfer and conversion fees.

•	Compared to the prior year, noninterest income in the second quarter of 2022 increased $44.7 million, or 34.0%, primarily driven by:
o

An increase of $45.3 million in investment securities gains, primarily due to the $66.2 million gain realized on the sale of the company’s Visa Inc. Class B common shares, partially offset by declines of $14.1 million and $5.5 million in mark-to-market gains on marketable securities and non-marketable securities, respectively.

o	An increase of $9.8 million in brokerage income, largely driven by increases in 12b-1 fees and money market income.
o	Increases of $3.7 million and $1.7 million in fund services income and corporate trust income, respectively, both recorded in trust and securities processing.
o

These increases were partially offset by decreases of $11.6 million in company-owned life insurance income and $2.6 million in derivative income, both recorded in other income, and a decrease of $1.8 million in service charges on deposits. The decrease in company-owned life insurance is offset by a proportionate decrease in deferred compensation expense as noted below. The decrease in service charges on deposits was primarily due to lower healthcare income related to customer transfer and conversion fees.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Salaries and employee benefits	$121,390	$130,634	$120,415	$(9,244)	$975
Occupancy, net	11,976	12,232	12,296	(256)	(320)
Equipment	18,315	18,164	19,196	151	(881)
Supplies and services	3,492	3,262	3,469	230	23
Marketing and business development	5,308	4,932	4,797	376	511
Processing fees	19,338	18,443	16,501	895	2,837
Legal and consulting	11,265	6,911	8,147	4,354	3,118
Bankcard	5,880	6,567	4,529	(687)	1,351
Amortization of other intangible assets	1,225	1,071	1,157	154	68
Regulatory fees	3,464	3,482	2,769	(18)	695
Other	12,474	9,080	8,062	3,394	4,412
Total noninterest expense	$214,127	$214,778	$201,338	$(651)	$12,789

•

Noninterest expense for the second quarter of 2022 was $214.1 million, a decrease of $0.7 million, or 0.3%, from the linked quarter and an increase of $12.8 million, or 6.4%, from the second quarter of 2021.

•	The linked-quarter decrease in noninterest expense was driven by:
o

A decrease of $16.4 million in employee benefits expense, recorded in salaries and employee benefits, driven primarily by a decrease of $10.7 million in deferred compensation expense and a seasonal decrease of $6.2 million in payroll taxes, insurance, and 401(k) expense recognized in the second quarter. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.

o

These decreases were offset by an increase of $7.2 million in bonus and salary expense, recorded in salaries and employee benefits, driven by increased company performance, an increase of $4.4 million in legal and consulting expense due to the timing of multiple projects, and an increase of $4.4 million in charitable contributions expense, recorded in other expense.

•	The year-over-year increase in noninterest expense was driven by:
o	An increase of $9.8 million in salaries and bonus expense, recorded in salaries and employee benefits, driven by increased company performance.
o	An increase of $4.4 million in charitable contributions expense, recorded in other expense.
o	Increases of $3.1 million in legal and consulting expense and $2.8 million in processing fees due to the timing of multiple projects.
o	An increase of $1.4 million in bankcard expense primarily due to higher processing expense.
o

These increases were partially offset by a decrease of $8.8 million in employee benefits expense, recorded in salaries and employee benefits, primarily due to a decrease of $10.4 million in deferred compensation expense. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.

Income taxes

•

The company’s effective tax rate was 18.7% for the six months ended June 30, 2022, compared to 17.0% for the same period in 2021. The increase in the effective rate in 2022 is primarily attributable to a smaller portion of income being earned from tax-exempt municipal securities.

Balance sheet

•	Average total assets for the second quarter of 2022 were $37.6 billion compared to $39.2 billion for the linked quarter and $34.3 billion for the same period in 2021.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Commercial and industrial	$7,918,552	$7,409,623	$7,402,653	$508,929	$515,899
Specialty lending	518,575	463,793	505,687	54,782	12,888
Commercial real estate	6,569,784	6,338,160	6,165,780	231,624	404,004
Consumer real estate	2,458,815	2,339,050	2,068,663	119,765	390,152
Consumer	148,412	135,942	122,439	12,470	25,973
Credit cards	428,167	399,857	386,032	28,310	42,135
Leases and other	275,638	274,652	166,420	986	109,218
Total loans	$18,317,943	$17,361,077	$16,817,674	$956,866	$1,500,269

•

Average loans for the second quarter of 2022 increased 5.5% on a linked-quarter basis and 8.9% compared to the second quarter of 2021. Excluding PPP balances, average loans increased 5.8% on a linked-quarter basis and 16.8% as compared to the second quarter of 2021.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Securities available for sale:
U.S. Treasury	$639,161	$176,476	$40,013	$462,685	$599,148
U.S. Agencies	172,798	125,017	94,794	47,781	78,004
Mortgage-backed	4,764,452	7,317,968	6,096,099	(2,553,516)	(1,331,647)
State and political subdivisions	1,891,377	3,170,757	3,565,443	(1,279,380)	(1,674,066)
Corporates	377,586	337,526	127,581	40,060	250,005
Collateralized loan obligations	247,639	150,134	—	97,505	247,639
Total securities available for sale	$8,093,013	$11,277,878	$9,923,930	$(3,184,865)	$(1,830,917)
Securities held to maturity:
U.S. Agencies	$65,964	$133	$—	$65,831	$65,964
Mortgage-backed	2,892,986	708,075	—	2,184,911	2,892,986
State and political subdivisions	2,240,018	1,185,609	1,057,091	1,054,409	1,182,927
Total securities held to maturity	$5,198,968	$1,893,817	$1,057,091	$3,305,151	$4,141,877
Trading securities	10,190	20,836	21,409	(10,646)	(11,219)
Other securities	347,527	329,611	302,981	17,916	44,546
Total securities	$13,649,698	$13,522,142	$11,305,411	$127,556	$2,344,287

•	Average total securities increased 0.9% on a linked-quarter basis and 20.7% compared to the second quarter of 2021.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Deposits:
Noninterest-bearing demand	$14,209,159	$14,025,585	$10,701,656	$183,574	$3,507,503
Interest-bearing demand and savings	16,808,998	17,852,721	16,421,742	(1,043,723)	387,256
Time deposits	570,812	701,973	659,228	(131,161)	(88,416)
Total deposits	$31,588,969	$32,580,279	$27,782,626	$(991,310)	$3,806,343
Noninterest bearing deposits as % of total	44.98%	43.05%	38.52%

•	Average deposits decreased 3.0% on a linked-quarter basis and increased 13.7% compared to the second quarter of 2021.
•	Average noninterest-bearing demand deposits increased 1.3% on a linked-quarter basis to $14.2 billion.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	June 30, 2022	March 31, 2022	June 30, 2021
Total equity	$2,642,888	$2,748,405	$3,090,244
Book value per common share	54.71	56.78	63.92
Tangible book value per common share (Non-GAAP)	50.64	52.69	59.96

Regulatory capital:
Common equity Tier 1 capital	$3,055,747	$2,938,100	$2,730,062
Tier 1 capital	3,055,747	2,938,100	2,730,062
Total capital	3,473,040	3,369,866	3,172,878

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.44%	11.81%	11.91%
Tier 1 risk-based capital ratio	11.44	11.81	11.91
Total risk-based capital ratio	13.00	13.55	13.84
Tier 1 leverage ratio	8.17	7.53	8.00

•	At June 30, 2022, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q4	Q3	Q2
	2022	2022	2021	2021	2021
Net charge-offs - Total loans	$28,128	$8,378	$8,061	$3,127	$28,374
Net loan charge-offs as a % of total average loans	0.62%	0.20%	0.19%	0.07%	0.68%
Loans over 90 days past due	$3,446	$3,600	$2,633	$2,319	$1,265
Loans over 90 days past due as a % of total loans	0.02%	0.02%	0.02%	0.01%	0.01%
Nonaccrual and restructured loans	$18,117	$110,356	$92,300	$96,536	$58,219
Nonaccrual and restructured loans as a % of total loans	0.10%	0.62%	0.54%	0.59%	0.34%
Provision for credit losses	$13,400	$(6,500)	$8,500	$(5,000)	$24,000

•	Provision for credit losses for the second quarter increased $19.9 million from the linked quarter and decreased $10.6 million from the second quarter of 2021. Provision expense in the first quarter of 2022 represented a release of the Allowance for Credit Losses (ACL) based on positive macro-economic data and portfolio credit metrics.
•

Net charge-offs for the second quarter totaled $28.1 million, or 0.62%, of average loans, compared to $8.4 million, or 0.20%, of average loans in the linked quarter, and $28.4 million, or 0.68%, of average loans for the second quarter of 2021.

•	The increase in net charge-offs in the second quarter of 2022 is due to a $27.7 million write-down on a single commercial relationship.
•	Nonaccrual loans decreased 83.6% from the linked quarter to 0.10% of total loans.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.37 per share quarterly cash dividend, payable on October 3, 2022, to shareholders of record at the close of business on September 12, 2022.

Conference Call

The company plans to host a conference call to discuss its second quarter 2022 earnings results on Wednesday, July 27, 2022, at 9:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 844-200-6205 or (international) 929-526-1599 and requesting to join the UMB Financial call with access code 636921. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 2Q 2022 Conference Call

A replay of the conference call may be heard through August 10, 2022 by calling (toll-free)

866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 826164. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we may provide information about net operating income, operating earnings per share - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, severance-, and COVID-19 related items that management does not believe reflect the company’s fundamental operating performance. COVID-19 related expense includes hazard pay for branch associates, computer hardware expense to support associates working remotely, and additional equipment, cleaning, and janitorial supplies to protect the well-being of our associates and customers while on the company’s premises.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, COVID-19 related expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, and COVID-19 related expense.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense and COVID-19 related expense.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2021, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and other challenges and uncertainties related to the COVID-19 pandemic, such as the impacts to the U.S. and global economies; and impacts related to or resulting from Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn, or follow us on Twitter at @UMBBank.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	June 30,
	2022	2021
ASSETS
Loans	$18,972,158	$16,910,790
Allowance for credit losses on loans	(164,346)	(200,563)
Net loans	18,807,812	16,710,227
Loans held for sale	750	5,303
Securities:
Available for sale	7,739,216	10,347,531
Held to maturity, net of allowance for credit losses	5,707,282	1,081,173
Trading securities	9,646	40,552
Other securities	342,543	254,315
Total securities	13,798,687	11,723,571
Federal funds sold and resell agreements	1,055,459	1,146,521
Interest-bearing due from banks	1,825,295	5,059,098
Cash and due from banks	360,242	469,883
Premises and equipment, net	257,729	281,011
Accrued income	144,874	131,188
Goodwill	182,225	174,518
Other intangibles, net	14,465	16,636
Other assets	1,060,303	901,059
Total assets	$37,507,841	$36,619,015

LIABILITIES
Deposits:
Noninterest-bearing demand	$14,925,555	$12,513,031
Interest-bearing demand and savings	16,007,087	16,857,127
Time deposits under $250,000	383,832	430,713
Time deposits of $250,000 or more	169,550	247,600
Total deposits	31,486,024	30,048,471
Federal funds purchased and repurchase agreements	2,661,283	2,783,389
Long-term debt	272,505	270,558
Accrued expenses and taxes	182,185	254,589
Other liabilities	262,956	171,764
Total liabilities	34,864,953	33,528,771

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,115,504	1,098,139
Retained earnings	2,384,454	2,040,134
Accumulated other comprehensive (loss) income, net	(564,803)	223,107
Treasury stock	(347,324)	(326,193)
Total shareholders' equity	2,642,888	3,090,244
Total liabilities and shareholders' equity	$37,507,841	$36,619,015

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
INTEREST INCOME
Loans	$169,919	$154,537	$319,389	$304,707
Securities:
Taxable interest	47,295	29,780	90,677	56,942
Tax-exempt interest	23,538	24,743	47,393	49,707
Total securities income	70,833	54,523	138,070	106,649
Federal funds and resell agreements	3,497	2,552	5,947	5,373
Interest-bearing due from banks	4,207	833	6,664	1,536
Trading securities	114	189	299	348
Total interest income	248,570	212,634	470,369	418,613
INTEREST EXPENSE
Deposits	15,439	6,574	21,612	13,372
Federal funds and repurchase agreements	4,998	1,779	7,146	3,665
Other	3,342	3,210	6,465	6,390
Total interest expense	23,779	11,563	35,223	23,427
Net interest income	224,791	201,071	435,146	395,186
Provision for credit losses	13,400	24,000	6,900	16,500
Net interest income after provision for credit losses	211,391	177,071	428,246	378,686
NONINTEREST INCOME
Trust and securities processing	58,886	53,863	118,414	108,697
Trading and investment banking	7,123	8,670	12,563	18,026
Service charges on deposit accounts	20,835	22,592	45,477	44,568
Insurance fees and commissions	245	245	504	665
Brokerage fees	12,391	2,592	15,847	5,926
Bankcard fees	17,840	16,063	34,475	30,736
Investment securities gains, net	60,720	15,455	60,198	7,119
Other	(1,705)	12,109	12,535	24,749
Total noninterest income	176,335	131,589	300,013	240,486
NONINTEREST EXPENSE
Salaries and employee benefits	121,390	120,415	252,024	248,096
Occupancy, net	11,976	12,296	24,208	24,231
Equipment	18,315	19,196	36,479	38,811
Supplies and services	3,492	3,469	6,754	6,961
Marketing and business development	5,308	4,797	10,240	7,142
Processing fees	19,338	16,501	37,781	31,918
Legal and consulting	11,265	8,147	18,176	13,902
Bankcard	5,880	4,529	12,447	9,485
Amortization of other intangible assets	1,225	1,157	2,296	2,537
Regulatory fees	3,464	2,769	6,946	5,315
Other	12,474	8,062	21,554	13,886
Total noninterest expense	214,127	201,338	428,905	402,284
Income before income taxes	173,599	107,322	299,354	216,888
Income tax expense	36,043	19,910	55,835	36,833
NET INCOME	$137,556	$87,412	$243,519	$180,055

PER SHARE DATA
Net income – basic	$2.85	$1.81	$5.03	$3.74
Net income – diluted	2.83	1.79	4.99	3.70
Dividends	0.37	0.32	0.74	0.64
Weighted average shares outstanding – basic	48,347,226	48,294,952	48,376,868	48,196,345
Weighted average shares outstanding – diluted	48,673,964	48,698,319	48,755,059	48,604,140

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income	$137,556	$87,412	$243,519	$180,055
Other comprehensive (loss) income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(308,352)	76,335	(931,262)	(122,703)
Less: Reclassification adjustment for gains included in net income	—	(1,300)	—	(4,020)
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	12,539	—	13,121	—
Change in unrealized gains and losses on debt securities	(295,813)	75,035	(918,141)	(126,723)
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	4,437	(3,422)	9,117	3,081
Less: Reclassification adjustment for gains included in net income	(1,090)	(877)	(1,941)	(1,719)
Change in unrealized gains and losses on derivative hedges	3,347	(4,299)	7,176	1,362
Other comprehensive (loss) income, before tax	(292,466)	70,736	(910,965)	(125,361)
Income tax benefit (expense)	70,791	(16,826)	219,848	30,128
Other comprehensive (loss) income	(221,675)	53,910	(691,117)	(95,233)
Comprehensive (loss) income	$(84,119)	$141,322	$(447,598)	$84,822

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance - January 1, 2021	$55,057	$1,090,450	$1,891,246	$318,340	$(338,145)	$3,016,948
Total comprehensive income (loss)	—	—	180,055	(95,233)	—	84,822
Dividends ($0.64 per share)	—	—	(31,167)	—	—	(31,167)
Purchase of treasury stock	—	—	—	—	(4,088)	(4,088)
Issuances of equity awards, net of forfeitures	—	(4,122)	—	—	4,817	695
Recognition of equity-based compensation	—	8,609	—	—	—	8,609
Sale of treasury stock	—	148	—	—	153	301
Exercise of stock options	—	3,054	—	—	11,070	14,124
Balance - June 30, 2021	$55,057	$1,098,139	$2,040,134	$223,107	$(326,193)	$3,090,244

Balance - January 1, 2022	$55,057	$1,110,520	$2,176,998	$126,314	$(323,465)	$3,145,424
Total comprehensive income (loss)	—	—	243,519	(691,117)	—	(447,598)
Dividends ($0.74 per share)	—	—	(36,063)	—	—	(36,063)
Purchase of treasury stock	—	—	—	—	(31,806)	(31,806)
Issuances of equity awards, net of forfeitures	—	(6,630)	—	—	7,309	679
Recognition of equity-based compensation	—	11,223	—	—	—	11,223
Sale of treasury stock	—	174	—	—	111	285
Exercise of stock options	—	217	—	—	527	744
Balance - June 30, 2022	$55,057	$1,115,504	$2,384,454	$(564,803)	$(347,324)	$2,642,888

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended June 30,
	2022		2021
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$18,317,943	3.72%	$16,817,674	3.69%
Securities:
Taxable	9,825,114	1.93	6,994,559	1.71
Tax-exempt	3,814,394	3.13	4,289,443	2.93
Total securities	13,639,508	2.27	11,284,002	2.17
Federal funds and resell agreements	1,100,918	1.27	1,110,433	0.92
Interest bearing due from banks	2,632,307	0.64	3,343,311	0.10
Trading securities	10,190	5.35	21,409	4.27
Total earning assets	35,700,866	2.86	32,576,829	2.70
Allowance for credit losses	(182,118)		(199,379)
Other assets	2,043,977		1,886,774
Total assets	$37,562,725		$34,264,224

Liabilities and Shareholders' Equity
Interest-bearing deposits	$17,379,810	0.36%	$17,080,970	0.15%
Federal funds and repurchase agreements	2,658,219	0.75	2,744,516	0.26
Borrowed funds	272,254	4.92	270,305	4.76
Total interest-bearing liabilities	20,310,283	0.47	20,095,791	0.23
Noninterest-bearing demand deposits	14,209,159		10,701,656
Other liabilities	394,923		398,319
Shareholders' equity	2,648,360		3,068,458
Total liabilities and shareholders' equity	$37,562,725		$34,264,224
Net interest spread		2.39%		2.47%
Net interest margin		2.60		2.56

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Six Months Ended June 30,
	2022		2021
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$17,842,153	3.61%	$16,533,463	3.72%
Securities:
Taxable	9,644,345	1.90	6,698,020	1.71
Tax-exempt	3,926,444	3.08	4,295,317	2.95
Total securities	13,570,789	2.24	10,993,337	2.20
Federal funds and resell agreements	1,182,891	1.01	1,375,689	0.79
Interest bearing due from banks	3,965,267	0.34	3,079,684	0.10
Trading securities	15,484	4.70	19,485	4.28
Total earning assets	36,576,584	2.66	32,001,658	2.72
Allowance for credit losses	(190,123)		(209,469)
Other assets	1,966,176		1,862,036
Total assets	$38,352,637		$33,654,225

Liabilities and Shareholders' Equity
Interest-bearing deposits	$17,964,006	0.24%	$17,076,681	0.16%
Federal funds and repurchase agreements	2,815,130	0.51	2,632,567	0.28
Borrowed funds	271,994	4.79	269,942	4.77
Total interest-bearing liabilities	21,051,130	0.34	19,979,190	0.24
Noninterest-bearing demand deposits	14,117,879		10,230,287
Other liabilities	393,732		414,535
Shareholders' equity	2,789,896		3,030,213
Total liabilities and shareholders' equity	$38,352,637		$33,654,225
Net interest spread		2.32%		2.48%
Net interest margin		2.47		2.57

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30, 2022
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$149,094	$34,981	$40,716	$224,791
Provision for credit losses	12,067	89	1,244	13,400
Noninterest income	56,894	81,082	38,359	176,335
Noninterest expense	79,521	76,511	58,095	214,127
Income before taxes	114,400	39,463	19,736	173,599
Income tax expense	23,752	8,193	4,098	36,043
Net income	$90,648	$31,270	$15,638	$137,556

	Three Months Ended June 30, 2021
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$142,878	$21,258	$36,935	$201,071
Provision for credit losses	21,993	147	1,860	24,000
Noninterest income	37,106	68,745	25,738	131,589
Noninterest expense	73,472	72,575	55,291	201,338
Income before taxes	84,519	17,281	5,522	107,322
Income tax expense	15,679	3,206	1,025	19,910
Net income	$68,840	$14,075	$4,497	$87,412

	Six Months Ended June 30, 2022
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$294,096	$61,233	$79,817	$435,146
Provision for credit losses	5,027	240	1,633	6,900
Noninterest income	83,594	154,354	62,065	300,013
Noninterest expense	159,110	152,112	117,683	428,905
Income before taxes	213,553	63,235	22,566	299,354
Income tax expense	39,831	11,795	4,209	55,835
Net income	$173,722	$51,440	$18,357	$243,519

	Six Months Ended June 30, 2021
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$279,287	$43,397	$72,502	$395,186
Provision for credit losses	13,816	367	2,317	16,500
Noninterest income	45,281	137,166	58,039	240,486
Noninterest expense	143,196	143,857	115,231	402,284
Income before taxes	167,556	36,339	12,993	216,888
Income tax expense	28,455	6,171	2,207	36,833
Net income	$139,101	$30,168	$10,786	$180,055

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at June 30, 2022.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (GAAP)	$137,556	$87,412	$243,519	$180,055
Adjustments:
Acquisition expense	—	—	—	—
Severance expense	52	103	197	124
COVID-19 related expense	—	182	—	337
Tax-impact of adjustments (i)	(12)	(63)	(47)	(102)
Total Non-GAAP adjustments (net of tax)	40	222	150	359
Net operating income (Non-GAAP)	$137,596	$87,634	$243,669	$180,414

Earnings per share - diluted (GAAP)	$2.83	$1.79	$4.99	$3.70
Acquisition expense	—	—	—	—
Severance expense	—	—	—	—
COVID-19 related expense	—	0.01	—	0.01
Tax-impact of adjustments (i)	—	—	—	—
Operating earnings per share - diluted (Non-GAAP)	$2.83	$1.80	$4.99	$3.71

GAAP
Return on average assets	1.47%	1.02%	1.28%	1.08%
Return on average equity	20.83	11.43	17.60	11.98

Non-GAAP
Operating return on average assets	1.47%	1.03%	1.28%	1.08%
Operating return on average equity	20.84	11.46	17.61	12.01

(i) Calculated using the company’s marginal tax rate of 24.0% in 2022 and 22.2% in 2021.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Noninterest expense	$214,127	$201,338	$428,905	$402,284
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	—	—	—	—
Severance expense	52	103	197	124
COVID-19 related expense	—	182	—	337
Total Non-GAAP adjustments (pre-tax)	52	285	197	461
Operating noninterest expense (Non-GAAP)	$214,075	$201,053	$428,708	$401,823

Noninterest expense	$214,127	$201,338	$428,905	$402,284
Less: Amortization of other intangibles	1,225	1,157	2,296	2,537
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$212,902	$200,181	$426,609	$399,747

Operating noninterest expense	$214,075	$201,053	$428,708	$401,823
Less: Amortization of other intangibles	1,225	1,157	2,296	2,537
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$212,850	$199,896	$426,412	$399,286

Net interest income	$224,791	$201,071	$435,146	$395,186
Noninterest income	176,335	131,589	300,013	240,486
Less: Gains on sales of securities available for sale, net	—	1,300	—	4,020
Total Non-GAAP Revenue (denominator A)	$401,126	$331,360	$735,159	$631,652

Efficiency ratio (numerator A/denominator A)	53.08%	60.41%	58.03%	63.29%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	53.06	60.33	58.00	63.21

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended			Six Months Ended June 30,
	June 30,	March 31,	June 30,
	2022	2022	2021	2022	2021
Net interest income (GAAP)	$224,791	$210,355	$201,071	$435,146	$395,186
Noninterest income (GAAP)	176,335	123,678	131,589	300,013	240,486

Noninterest expense (GAAP)	214,127	214,778	201,338	428,905	402,284
Adjustments to arrive at operating noninterest expense:
Acquisition expense	—	—	—	—	—
Severance expense	52	145	103	197	124
COVID-19 related expense	—	—	182	—	337
Total Non-GAAP adjustments	52	145	285	197	461
Operating noninterest expense (Non-GAAP)	214,075	214,633	201,053	428,708	401,823
Operating pre-tax, pre-provision income (Non-GAAP)	$187,051	$119,400	$131,607	$306,451	$233,849

Net interest income earnings per share - diluted (GAAP)	$4.62	$4.31	$4.13	$8.93	$8.13
Noninterest income (GAAP)	3.62	2.53	2.70	6.16	4.95
Noninterest expense (GAAP)	4.40	4.40	4.13	8.80	8.28
Acquisition expense	—	—	—	—	—
Severance expense	—	—	—	—	—
COVID-19 related expense	—	—	0.01	—	0.01
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$3.84	$2.44	$2.71	$6.29	$4.81

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended			Six Months Ended June 30,
	June 30,	March 31,	June 30,
	2022	2022	2021	2022	2021
Net interest income (GAAP)	$224,791	$210,355	$201,071	$435,146	$395,186
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,278	6,399	6,629	12,677	13,307
Net interest income - FTE (Non-GAAP)	$231,069	$216,754	$207,700	$447,823	$408,493

Noninterest income (GAAP)	176,335	123,678	131,589	300,013	240,486

Noninterest expense (GAAP)	214,127	214,778	201,338	428,905	402,284
Adjustments to arrive at operating noninterest expense:
Acquisition expense	—	—	—	—	—
Severance expense	52	145	103	197	124
COVID-19 related expense	—	—	182	—	337
Total Non-GAAP adjustments	52	145	285	197	461
Operating noninterest expense (Non-GAAP)	214,075	214,633	201,053	428,708	401,823
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$193,329	$125,799	$138,236	$319,128	$247,156

Net interest income earnings per share - diluted (GAAP)	$4.62	$4.31	$4.13	$8.93	$8.13
Tax equivalent interest	0.13	0.13	0.13	0.26	0.28
Net interest income - FTE (Non-GAAP)	4.75	4.44	4.26	9.19	8.41
Noninterest income (GAAP)	3.62	2.53	2.70	6.16	4.95
Noninterest expense (GAAP)	4.40	4.40	4.13	8.80	8.28
Acquisition expense	—	—	—	—	—
Severance expense	—	—	—	—	—
COVID-19 related expense	—	—	0.01	—	0.01
Operating pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$3.97	$2.57	$2.84	$6.55	$5.09

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of June 30,
	2022	2021
Total shareholders' equity (GAAP)	$2,642,888	$3,090,244
Less: Intangible assets
Goodwill	182,225	174,518
Other intangibles, net	14,465	16,636
Total intangibles, net	196,690	191,154
Total tangible shareholders' equity (Non-GAAP)	$2,446,198	$2,899,090

Total shares outstanding	48,305,286	48,346,371

Ratio of total shareholders' equity (book value) per share	$54.71	$63.92
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	50.64	59.96